EXHIBIT 10.102

Addendum to Deed

This addendum modifies the deed dated May 5, 2004 between Staar Surgical Company and Philip Butler Stoney and Robert William Mitchell and ConceptVision Australia.

Section 2.1 of the Deed calls for a payment of AUD $ 525,820.00 to Stoney and AUD $ 525,820.00 to Mitchell upon signing the Deed and related Employment Agreements.

Section 2.1 is revised to reflect a payment of AUD $131,455.00 to Stoney upon signing the Deed and Employment Agreement and AUS $ 394,365.00 no later than August 31, 2004. The unpaid balance of AUD $ 394,365.00 will be subject to interest accrued at a yearly rate of 4.5% for the period between the Deed signing and the actual payment of the outstanding balance of AUD $ 394,365.00.

Section 2.1 is revised to reflect a payment of AUD $ 262,910.00 to Mitchell upon signing the Deed and Employment Agreement and AUS $ 262,910.00 no later than August 31, 2004. The unpaid balance of AUD $ 262,910.00 will be subject to interest accrued at a yearly rate of 4.5% for the period between the Deed signing and the actual payment of the outstanding balance of AUD $ 262,910.00.

All other sections of the Deed agreement remain as executed.

EXECUTED AS A DEED

/s/ PHILIP BUTLER STONEY Concept Vision Australia Managing Director /s/ ROBERT WILLIAM MITCHELL Concept Vision Australia Director /s/ JOHN BILY STAAR Surgical Company Chief Financial Officer